                                                                     Exhibit 4.1

                         FOURTH AMENDMENT AND AGREEMENT

     FOURTH AMENDMENT AND AGREEMENT, dated as of April 1, 1999 (this "AMENDMENT"), to the Existing Credit Agreement (as hereinafter defined), by and among (i) THE SELMER COMPANY, INC., a Delaware corporation f/k/a Symphony Industries, Inc. ("SELMER"), (ii) STEINWAY, INC., a Delaware corporation ("STEINWAY" and, together with Selmer, the "BORROWERS"), (iii) STEINWAY MUSICAL INSTRUMENTS, INC., a Delaware corporation f/k/a Selmer Industries, Inc. ("SMI"), (iv) BOSTON PIANO COMPANY, INC., a Massachusetts corporation ("BOSTON PIANO CO."), (v) THE SMI TRUST, a Massachusetts business trust ("SMIT"), (vi) S&B RETAIL, INC., a Delaware corporation ("S&B RETAIL"), (vii) EMERSON MUSICAL INSTRUMENTS, INC., a Delaware corporation ("EMERSON"), (viii) THE STEINWAY PIANO COMPANY, INC., a Delaware corporation ("SPC"; and together with the foregoing parties, the "CREDIT PARTIES") and (ix) BNY FINANCIAL CORPORATION, a New York corporation (the "LENDER").

                                    RECITALS

     The Borrowers and the other Credit Parties and Lender have entered into the Existing Credit Agreement, pursuant to which the Lender is providing to the Borrowers a $60,000,000.00 revolving credit and term loan facility, which is secured by certain accounts receivable and other collateral of the Borrowers and guaranteed by the other Credit Parties. On March 30, 1999, Steinway consummated the Transactions (as hereinafter defined) and acquired Steinway Hall (as hereinafter defined) with the proceeds of an Advance (as defined in the Existing Credit Agreement) in the amount of $26,394,625. The Credit Parties have requested that the Lender amend the Existing Credit Agreement to reduce the interest rate applicable to Advances and to provide for an additional $22,500,000 term loan facility, the proceeds of which will be utilized to repay the outstanding principal balance of said Advance and to finance the ownership by Steinway of Steinway Hall. Subject to the terms and conditions hereof, the Lender is willing to amend the Existing Credit Agreement to provide such term loan facility.

     In consideration of the foregoing and of the mutual covenants and undertakings herein contained, the parties hereto hereby agree that the Existing Credit Agreement is amended as hereinafter provided.

                                    ARTICLE I
                                   Definitions

     1. DEFINITIONS. (a) In addition to the definitions set forth in the heading and the recitals to this Amendment, the following definitions shall apply hereto:

     "ASSOCIATE" shall mean 111 West 57th Street Associates, L.P., a New York limited partnership.

     "AGREEMENT" shall mean the Amended and Restated Revolving Credit, Term Loan and Security Agreement, dated as of May 25, 1995, by and among Selmer, Steinway, SMI, SMP, Boston Piano Co. and the Lender, as amended, supplemented or otherwise modified from time to time up to and including this Amendment.

     "CASH MANAGEMENT AGREEMENT" shall mean the Cash Management and Distribution Agreement dated as of March 30, 1999 by and among Associate, Steinway, Lender and The Prudential Insurance Company of America.

     "CONSENT AND WAIVER" shall mean the Consent and Waiver, dated as of March 30, 1999, by and among the Credit Parties and the Lender.

     "ENVIRONMENTAL INDEMNITY" shall mean the Environmental and Hazardous Substance Indemnification Agreement dated as of April 1, 1999, by Steinway to and for the benefit of Lender.

     "EXISTING CREDIT AGREEMENT" shall mean the Amended and Restated Revolving Credit, Term Loan and Security Agreement, dated as of May 25, 1995, by and among Selmer, Steinway, SMI, SMP, Boston Piano Co. and the Lender, as amended by: (i) the First Amendment, Consent, Waiver and Agreement, dated as of December 31, 1996, to the Existing Credit Agreement (as defined therein) by and among Selmer, Steinway, SMI, SMP, Boston Piano Co., SMIT, S&B Retail and the Lender; (ii) the Second Amendment, dated as of January 1, 1997, to the Existing Credit Agreement (as defined therein), by and among Selmer, Steinway, SMI, Boston Piano Co., SMIT, S&B Retail and the Lender, and (iii) the Third Amendment, Consent, Waiver And Agreement, dated as of January 31, 1997, to the Existing Credit Agreement (as defined therein), by and among the Credit Parties and the Lender; as amended, supplemented or otherwise modified from time to time prior to the Fourth Amendment Effective Date.

     "FOURTH AMENDMENT DOCUMENTS" shall mean this Fourth Amendment, the Steinway Hall Term Loan Documents, and any other agreements, instruments and all other documents executed or delivered pursuant to or in connection with this Fourth Amendment and the transactions contemplated thereby.

     "GROUND LEASE" shall mean that certain Ground Lease dated as of March 30, 1999, by and between Associate and Steinway.

     "GROUND MORTGAGEE" shall mean the holder of any mortgage on the fee interest in the Premises subject to the Ground Lease.

     "MASTER LEASE" shall mean that certain Master Lease dated as of March 30, 1999, by and between Steinway and Associate.

     "MORTGAGED PROPERTY" shall have the meaning set forth in the Steinway Hall Mortgage.

     "PARTNERSHIP INTERESTS" shall mean the .2495% interest as a general partner and the 49.401% interest as a limited partner in Associate, that is the subject of that certain

Partnership Interest Purchase Agreement dated March 23, 1999 by and between Ni Reproma Inc., Manhattan 57TH Street Associates, and Steinway.

     "PREMISES" shall have the meaning set forth in the Ground Lease.

     "SMP" shall mean Steinway Musical Properties, Inc.

     "SPACE LEASE AMENDMENT" shall mean that certain First Amendment of Lease dated as of March 30, 1999, between Associate as landlord and Steinway as tenant.

     "STEINWAY HALL" shall mean any and all buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter located on the Premises or any part thereof.

     "STEINWAY HALL ALR" shall mean the Assignment of Leases and Rents, dated as of April 1, 1999, from Steinway to Lender.

     "STEINWAY HALL MORTGAGE" shall mean the Mortgage, Leasehold Mortgage, Assignment of Leases and Rents and Security Agreement, dated as of April 1, 1999 from Steinway to Lender.

     "STEINWAY HALL TERM LOAN DOCUMENTS" shall mean the Steinway Hall Term Note, the Steinway Hall Mortgage, the Cash Management Agreement, the Steinway Hall ALR, the Environmental Indemnity and the other "Loan Documents" as defined in the Steinway Hall Term Note.

     "STEINWAY HALL TERM NOTE" shall mean the Term Note made as of April 1, 1999, by the Borrowers, payable to the order of Lender.

     "STEINWAY HALL TRANSACTION DOCUMENTS" shall mean the Ground Lease, the Master Lease and all of the documents required to be delivered under Section 7 of the Redemption and Lease Agreement dated as of March 23, 1999 by and between Steinway and Associates.

     "TRANSACTIONS" shall mean (i) the purchase of the Partnership Interests,
(ii) the redemption of the Partnership Interests in exchange for the unencumbered leasehold interest in the Premises and all of the unencumbered fee interest in Steinway Hall, (iii) the execution of the Ground Lease, (iv) the execution of the Master Lease, and (v) the execution of the Space Lease Amendment.

     (b) Unless otherwise indicated, capitalized terms that are used but not defined herein shall have the meanings ascribed to them in the Existing Credit Agreement.

                                   ARTICLE II
                                Representations

     1. REPRESENTATIONS. Each of the Credit Parties hereby represents and warrants as follows:

     (a) It has full power, authority and legal right, to enter into this Amendment and each of the other Fourth Amendment Documents to which it is a party and perform all of its respective obligations hereunder and thereunder. The execution, delivery and performance hereof and thereof are within its powers and have been duly authorized, are not in contravention of any law(s) which might have a material adverse effect upon it, the Collateral, Mortgaged Property, its operations, financial condition or prospects, or in contravention of the terms of its by-laws, certificate of incorporation, declaration of trust or other documents relating to its formation, as applicable, or to the conduct of its business or of any material agreement or undertaking to which it is a party or by it is bound, and will not conflict with or result in any breach of any of the provisions of, or constitute a default under, or result in the creation of any Lien upon any of its assets under, the provisions of any agreement, charter, instrument, by-law, declaration of trust or other instrument to which it is a party or by which it or its assets may be bound.

     (b) It is duly organized and in good standing under the laws of its respective state of organization and it is qualified to do business and is in good standing in the states listed on SCHEDULE 5.2 attached hereto, which constitute all states in which qualification and good standing are necessary for it to conduct its businesses and own its properties and where the failure to so qualify would have a material adverse effect on it or its businesses.

     (c) This Amendment and each of the other Fourth Amendment Documents to which it is a party have been duly executed and delivered on its behalf and this Amendment and each of the other Fourth Amendment Documents to which it is a party constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     (d) The conditions contained in Article IV hereof have been satisfied.

     (e) Each of the Credit Documents is on the date hereof in full force and effect.

     (f) No Default or Event of Default has occurred and is continuing.

                                   ARTICLE III
                     Amendments to Existing Credit Agreement

     1. AMENDMENTS TO SECTION 1. (a) Section 1.1 of the Existing Credit Agreement is hereby amended by inserting the following new definitions therein in the appropriate alphabetical order:

     "CASH MANAGEMENT AGREEMENT" shall mean the Cash Management and Distribution Agreement dated as of March 30, 1999 by and among 111 West 57th Street Associates, L.P., Steinway, Lender and The Prudential Insurance Company of America.

     "CONSENT AND WAIVER" shall mean the Consent and Waiver, dated as of March 30, 1999, by and among the Credit Parties and the Lender.

     "ENVIRONMENTAL INDEMNITY" shall mean the Environmental and Hazardous Substance Indemnification Agreement dated as of April 1, 1999, by Steinway to and for the benefit of Lender.

     "FOURTH AMENDMENT" shall mean the Fourth Amendment, dated as of April 1, 1999, to the Existing Credit Agreement (as defined therein), by and among Selmer, Steinway, SMI, Boston Piano Co., SMIT, S&B Retail, Emerson, SPC and the Lender.

     "PARTNERSHIP INTERESTS" shall mean the .2495% interest as a general partner and the 49.401% interest as a limited partner in 111 West 57th Street Associates, L.P., a New York limited partnership, that is the subject of that certain Partnership Interest Purchase Agreement dated March 23, 1999 by and between Ni Reproma Inc., Manhattan 57TH Street Associates, and Steinway.

     "STEINWAY HALL" shall mean any and all buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter located on the Premises or any part thereof.

     "STEINWAY HALL ALR" shall mean the Assignment of Leases and Rents, dated as of April 1, 1999, from Steinway to Lender.

     "STEINWAY HALL MORTGAGE" shall mean the Mortgage, Leasehold Mortgage, Assignment of Leases and Rents and Security Agreement, dated as of April 1, 1999 from Steinway to Lender.

     "STEINWAY HALL TERM LOAN" as defined in Section 12.6.

     "STEINWAY HALL TERM LOAN COMMITMENT" shall mean as to the Lender, its obligation to make the Steinway Hall Term Loan to the Borrowers pursuant to
Section 12.6 in an amount equal to the lesser of (i) $22,500,000 and (ii) 75% of appraised fair market value of Steinway Hall.

     "STEINWAY HALL TERM LOAN DOCUMENTS" shall mean the Steinway Hall Term Note, the Steinway Hall Mortgage, the Cash Management Agreement, the Steinway Hall ALR, the Environmental Indemnity and the other "Loan Documents" as defined in the Steinway Hall Term Note.

     "STEINWAY HALL TERM NOTE" shall mean the Term Note made as of April 1, 1999, by the Borrowers, payable to the order of Lender.

     (b) Section 1.1 of the Existing Credit Agreement is hereby amended by:
(i) deleting the words "plus one percent (1%)" where they appear in clause
(i) of the definition of "Advance Interest Rate"; and (ii) by deleting the words "plus two and one-half percent (2.5%)" where they appear at the end of clause (ii) of said definition and replacing them with the words "plus one and one-quarter percent (1 1/4%)".

     (c) Section 1.1 of the Existing Credit Agreement is hereby amended by deleting the definition of "Credit Documents" in its entirety and replacing it with the following:

     "CREDIT DOCUMENTS" shall be the collective reference to this Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Term Note (if any), the Steinway Hall Term Note, the Guarantees, the Cash Management Agreement, the Environmental Indemnity, the Consent and Waiver, the Letter of Credit Documents and the Security Documents.

     (d) Section 1.1 of the Existing Credit Agreement is hereby amended by deleting the definition of "Security Documents" in its entirety and replacing it with the following:

     "SECURITY DOCUMENTS" shall be the collective reference to this Agreement, the General Security Agreements (together with related Uniform Commercial Code financing statements), the Mortgage Amendments, the New York Mortgage, the Lockbox Documentation, the Selmer Collateral Assignment, the SMP Collateral Assignment, the Trademark Assignments, the Copyright Assignments, the Patent Assignments, the Selmer Industries Pledge Agreement, the Selmer Pledge Agreement, the SMIT Pledge Agreement, the SMIT Security Agreement, the S&B Retail Security Agreement, the SMP Pledge Agreement, the SPC Pledge Agreement, the SPC Security Agreement, the Emerson Security Agreement, the Steinway Hall Mortgage, the Steinway Hall ALR and any other mortgage, pledge agreement, security agreement or other security document executed and delivered by a Subsidiary of Selmer which becomes a Credit Party pursuant to Section 6.13 of this Agreement.

     2. AMENDMENTS TO SECTION 12. (a) Section 12.4 of the Existing Credit Agreement is hereby amended by deleting the words "Section 6.15" where they appear in the second line of said section and replacing them with the words "Section 6.14".

     (b) Section 12 of the Existing Credit Agreement is hereby amended by incorporating at the end thereof the following sections:

     "12.6 TERM LOAN COMMITMENT. Subject to the terms and conditions hereof, the Lender agrees to make a term loan (the "STEINWAY HALL TERM LOAN") to the Borrowers on any Business Day prior to 11:59 p.m., New York City time, April 1, 1999 in an amount equal to the Steinway Hall Term Loan Commitment.

     12.7 NOTE. The Steinway Hall Term Loan shall be evidenced by Steinway Hall Term Note and shall be governed by the provisions hereof and of the Steinway Hall Term Loan Documents, all of which are incorporated by reference herein. In the event of any clear discrepancy between the provisions hereof and the provisions of the Steinway Hall Term Loan Documents, with respect only to the Steinway Hall Term Loan, the Steinway Hall Term Loan Documents shall prevail.

     12.8 PROCEDURE FOR TERM LOAN BORROWING. If Steinway determines to borrow the Steinway Hall Term Loan, Steinway shall give the Lender irrevocable notice (which notice must be received by the Lender prior to 12:00 noon, New York City time) at least two (2) Business Days prior to the requested borrowing date, requesting that the Lender make the Steinway Hall Term Loan on the requested borrowing date.

     12.9 USE OF PROCEEDS OF TERM LOAN. The Steinway Hall Term Loan shall be used to repay in full the outstanding balance of the Advance made for the acquisition of the Partnership Interests, which were redeemed and exchanged for Steinway Hall, and to finance the ownership by Steinway of Steinway Hall."

     3. AMENDMENT TO SECTION 13. Section 13.1 of the Existing Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

     "13.1 TERM. This Agreement shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each of the Credit Parties and the Lender. Furthermore, this Agreement shall continue in full force and effect until April 1, 2004 (the "TERMINATION DATE") unless renewed in accordance with this Section 13.1. This Agreement may be renewed automatically for an unlimited number of one-year periods after the Termination Date (each a "RENEWAL PERIOD"), PROVIDED (a) the Lender has not previously terminated this Agreement in accordance with the other provisions of this Agreement or (b) the Credit Parties have not given written notice of termination (i) with respect to the first Renewal Period, at least sixty days prior to the Termination Date and (ii) with respect to any subsequent Renewal Period, at least sixty days prior to the Business Day preceding the day on which such Renewal Period expires. Notwithstanding anything herein to the contrary, (i) the Lender may terminate this Agreement earlier upon the occurrence and continuance of an Event of Default, whereupon the Lender may terminate this Agreement effective immediately at any time without any notice and (ii) the Credit Parties may terminate this Agreement at any time prior to the Termination Date upon sixty days' prior written notice to the Lender and upon payment in full of all Obligations owing to the Lender, as well as an early termination fee equal to the product of (a) the percentage as described in the chart below and (b) the sum of the Maximum Loan Amount and the then outstanding principal balance of the Steinway Hall Term Loan.

                   January 1, 1999 - December 31, 1999:   2%
                   January 1, 2000 - July 31, 2003:       1%
                   August 1, 2003 - end of the Term:      0%

For all purposes hereof, the "Term" of this Agreement shall mean the period from and including the date of this Agreement through and including: (i) the Termination Date, and as renewed in accordance with the terms of this Section 13.1; or (ii) the effective date of termination hereof, as determined in accordance with the foregoing early termination provisions."

     4. AMENDMENT TO SCHEDULE 5.2. Schedule 5.2 to the Existing Credit Agreement is hereby amended by deleting it in its entirety and replacing it with Schedule 5.2 attached hereto.

                                   ARTICLE IV
                           Conditions to Effectiveness

     The Lender's commitment to make the Steinway Hall Term Loan, this Amendment, and the modifications to the Credit Agreement provided for herein, shall become effective on the date (the "FOURTH AMENDMENT EFFECTIVE DATE") on which all of the following conditions have been (or are concurrently being) satisfied:

     1. The following documents shall have been duly executed and delivered by each party thereto:

     (i) this Amendment; and

     (ii) the other Fourth Amendment Documents.

     2. The Lender shall have received the executed legal opinions of Milbank, Tweed, Hadley & McCloy, special counsel to the Credit Parties, and Dennis M. Hanson, General Counsel to the Credit Parties, in form and substance satisfactory to the Lender and taking into account this Amendment and the other Fourth Amendment Documents and the matters contemplated hereby (including, without limitation, assurances with respect to the validity of UCC filings). Such legal opinion shall cover such matters incident to the transactions contemplated by this Amendment and the other Fourth Amendment Documents as the Lender may reasonably require.

     3. The Lender shall have received a copy, in form and substance reasonably satisfactory to the Lender, of the corporate resolutions of each of the Credit Parties, in each case, authorizing the execution, delivery and performance of this Amendment and the other Fourth Amendment Documents to which such Credit Party is a party, in each case certified by the Secretary or an Assistant Secretary of the relevant Credit Party as of the Fourth Amendment Effective Date, which certificates shall state that the resolutions or authorizations thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate.

     4. The Lender shall have received a certificate of the Secretary or an Assistant Secretary of each Credit Party, dated the Fourth Amendment Effective Date, as to the incumbency and signature of the officers of such Credit Party executing each of the Fourth Amendment Documents to which such Credit Party is a party and any certificate or other document to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

     5. The Lender shall have received: (i) true and complete copies of the certificate of incorporation and by-laws of each Borrower and SMI, certified as of the Fourth Amendment Effective Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Credit Party; and
(ii) certificates from each other Credit Party, stating that its Governing Documents have not been amended since the date of certification of the most recent certified copies thereof delivered by such Credit Party to Lender.

     6. The Lender shall have received copies of certificates dated as of a recent date from the Secretary of State or other appropriate authority of such jurisdiction, evidencing the good standing of each Credit Party in the State of its organization and in each State where the ownership, lease or operation of property or the conduct of business requires it to qualify as a foreign corporation or other entity except where the failure to so qualify would not have a Material Adverse Effect.

     7. Each of the representations and warranties made by the Credit Parties in or pursuant to the Credit Documents shall be true and correct in all material respects on and as of the Fourth Amendment Effective Date as if made on and as of such date (except to the extent the same relate to another, earlier date, in which case they shall be true and correct in all material respects as of such earlier date).

     8. No Default or Event of Default shall have occurred and be continuing.

     9. The Lender shall have received each additional document, instrument, legal opinion or item of information reasonably requested by the Lender, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which a Credit Party may be a party.

     10. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by the Existing Credit Agreement, the Credit Agreement, this Amendment and the other Steinway Hall Term Loan Documents shall be reasonably satisfactory in form and substance to the Lender, and the Lender shall have received such other documents in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

     11. The Lender shall have received a copy of the Master Lease and the Ground Lease, each certified by the Secretary or an Assistant Secretary of the Borrower as of the Fourth Amendment Effective Date, all of which shall be in form and substance satisfactory to the Lender in the Lender's sole discretion.

     12. The Lender shall have received the following documents, reports or other materials, all of which shall be obtained at the Borrowers' expense, and all of which must be satisfactory to the Lender in the Lender's sole discretion: (a) an ALTA form of mortgagee's policy of title insurance, with such endorsements as the Lender shall require, insuring the Lender's first lien on Steinway's leasehold interest in the Premises and fee interest in Steinway Hall in an amount equal to the amount of the Steinway Hall Term Loan Commitment, and containing only such exceptions as the Lender shall approve;
(b) an ALTA/ASCM as-built survey of the Premises and Steinway Hall, certified to Lender and to the title insurance company issuing the foregoing title insurance policy; (c) an engineering report and a Phase I environmental site assessment report and survey of asbestos-containing materials (and such further tests and reports as are recommended therein); (d) certificates of property casualty, liability, rent loss and other insurance as required in the Steinway Hall Mortgage; (e) U.C.C., litigation and tax lien searches of the Borrowers; (f) copies of certificate(s) of occupancy and other evidence of compliance of Steinway Hall with all applicable zoning, building, environmental and other applicable laws and regulations; (g) tenant estoppel certificates and subordination, non-disturbance and attornment agreements from major tenants of Steinway Hall; (h) a subordination, non-disturbance and attornment agreement with the lessee under the Master Lease, an inter-creditor agreement with the Ground Mortgagee and such other third-party agreements as the Lender shall deem reasonably necessary in connection with the Steinway Hall Term Loan; (i) an appraisal of Steinway Hall and (j) monthly balance sheets, income statements, profit and loss statements and cash flow statements for the twelve months prior to the Fourth Amendment Effective Date.

     13. All of the Transactions and all other transactions contemplated by the Steinway Hall Transaction Documents shall have been consummated in accordance with the terms and conditions of all of the Steinway Hall Transaction Documents without amendment, modification or waiver of any provision thereof except as otherwise consented thereto by the Lender in its sole discretion.

                                    ARTICLE V
                                  Miscellaneous

     1. PAYMENT OF EXPENSES. Without limiting its obligations under Section
14.13 of the Agreement, the Borrowers jointly and severally agree to pay or reimburse the Lender for all of its reasonable costs and expenses incurred in connection with this Amendment and the other Steinway Hall Term Loan Documents, including, without limitation, the reasonable costs and expenses of Cadwalader, Wickersham & Taft, counsel to the Lender and expressly acknowledge that their obligations hereunder constitute "Obligations" within the meaning of the Existing Credit Agreement; PROVIDED, however, that the fees of Cadwalader, Wickersham & Taft in connection with this Amendment, the other Steinway Hall Term Loan Documents and the Consent and Waiver shall not be in excess of $100,000, without the express written consent of the Borrower, which consent shall not be unreasonably withheld.

     2. NO OTHER AMENDMENTS; CONFIRMATION. Except as expressly amended, modified and supplemented hereby and by the documents related hereto, the provisions of the Existing Credit Agreement and the other Credit Documents shall remain in full force and effect.

     3. AFFIRMATION BY CREDIT PARTIES. Each Credit Party hereby consents to the execution and delivery of this Amendment and each of the other Steinway Hall Term Loan Documents to which such Credit Party is a party and reaffirms its obligations under the Credit Documents executed by such Credit Party. Without in any way limiting the foregoing, each of the Credit Parties other than the Borrowers affirms that its Guarantee applies to the Steinway Hall Term Note in addition to all other Obligations.

     4. GOVERNING LAW; COUNTERPARTS. (a) This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

     (b) This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be lodged with each of the Borrowers and the Lender. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

                           [ SIGNATURE PAGES FOLLOW ]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

                                THE SELMER COMPANY, INC.



                                By s/s  DENNIS M. HANSON
                                   ---------------------------------------
                                Name:    Dennis M. Hanson
                                Title:   V.P.


                                STEINWAY, INC.



                                By  s/s  DENNIS M. HANSON
                                   ---------------------------------------
                                Name:    Dennis M. Hanson
                                Title:   V.P.


                                STEINWAY MUSICAL INSTRUMENTS, INC.



                                By  s/s  DENNIS M. HANSON
                                   ---------------------------------------
                                Name:    Dennis M. Hanson
                                Title:   V.P.


                                BOSTON PIANO COMPANY, INC.



                                By  s/s  DENNIS M. HANSON
                                   ---------------------------------------
                                Name:    Dennis M. Hanson
                                Title:   V.P.


                                THE SMI TRUST



                                By  s/s  DENNIS M. HANSON
                                   ---------------------------------------
                                Name:   Dennis M. Hanson
                                Title:  Trustee

                    [SIGNATURE BLOCKS CONTINUED ON NEXT PAGE]

                                S&B RETAIL, INC.



                                By  s/s  DENNIS M. HANSON
                                   ---------------------------------------
                                Name:    Dennis M. Hanson
                                         Title:   V.P.


                                EMERSON MUSICAL INSTRUMENTS, INC.



                                By  s/s  DENNIS M. HANSON
                                   ---------------------------------------
                                Name:    Dennis M. Hanson
                                Title:   V.P.


                                THE STEINWAY PIANO COMPANY



                                By  s/s  DENNIS M. HANSON
                                   ---------------------------------------
                                Name:    Dennis M. Hanson
                                Title:   V.P.


                                BNY FINANCIAL CORPORATION



                                By  s/s  FRANK IMPERATO
                                   ---------------------------------------
                                Name:    Frank Imperato
                                Title:   V.P.